Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-156391 on Form S-3, and the Registration Statements (333-165788, 333-198321 and 333-236454) on Form S-8, of Patrick Industries, Inc. of our report dated February 28, 2019, relating to the consolidated financial statements as of and for each of the years in the two-year period ended December 31, 2018, which appears in the Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Crowe LLP

Oak Brook, Illinois
February 27, 2020